EXHIBIT 16.3

                           CORDOVANO and HARVEY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                          201 Steele Street, Suite 300
                             DENVER, COLORADO 80206

                                  June 17, 2002





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Amendment No. 1 to Form 8-K of PocketSpec Technologies Inc. dated June 17, 2002.



Very truly yours,


/s/  Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.